UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2011

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Main Street, Suite 400 Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 526-3005

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into Material Definitive Agreement

On August 30, 2011, the Company entered into a Memorandum of Understanding (“MOU”) with G-Form LLC, a manufacturer of consumer and athletic products incorporating proprietary extreme protective technology.  The MOU contemplates that the Company will launch new distinctive Forward branded products utilizing the licensed technology for sale to consumer electronics retailers, original equipment manufacturers and other business to business channels other than sport related or lifestyle stores and military or military channels.  Prior to launch of its own products, the Company may sell current G-Form branded electronic protection products in its markets.

Under the MOU, the Company is granted the exclusive right to use G-Form’s protective technology in Forward’s territory, subject to meeting certain minimum annual sales levels (or at the Company’s option, the making of royalty payments at corresponding levels) commencing with the twelve-month period after shipment of the first licensed product, with the minimum levels increasing in subsequent years.  G-Form has the right to continue to sell its own branded products subject, in the case of sales to U.S. consumer electronics retailers, to a credit against the Company’s royalty obligations.

The Company has agreed to pay G-Form a $500,000 advance against the first year’s royalties to be offset by cancellation of the $490,000 of loans made by the Company to G-Form in its capacity as prospective joint venture partner as previously disclosed in the Company’s most recent Quarterly Report on Form 10-Q.  The MOU is a binding agreement but the parties have agreed to use commercially reasonable efforts to replace the MOU with a mutually agreeable long-form license agreement reflecting the terms of the MOU and other customary terms and conditions.

 Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward-looking statements due to a number of factors. Readers are cautioned that all forward-looking statements are based on management’s present expectations, estimates and projections, but involve risks and uncertainty. Please refer to the Company’s report on Form 10-K for the year ended September 30, 2010, and subsequent reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2011	By:	/s/ Brett M. Johnson
		Name:	Brett M. Johnson
		Title:	Principal Executive Officer

 EXHIBIT INDEX

 99.1    Press Release